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                                                                   Exhibit 16(a)




                                        January 31, 1997


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 24, 1997, of Source One Mortgage Services Corporation, and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                        Very truly yours,

                                        ERNST & YOUNG LLP